UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

July 31, 2008
Date of Report
(Date of earliest event reported)

SYNTHETECH, INC.
(Exact name of registrant as specified in its charter)

Oregon	000-12992	84-0845771
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1290 Industrial Way, P.O. Box 646, Albany Oregon 97321
(Address of principal executive offices) (Zip Code)

(541) 967-6575
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

On July 23, 1998, the Board of Directors of Synthetech, Inc. (the "Company") declared a dividend of one common share purchase right (a "Right") for each outstanding share of common stock, $0.001 par value per share (the "Common Stock"), of the Company.  The Rights were distributed on August 4, 1998 (the "Record Date") to the shareholders of record on that date.  Each Right entitled the registered holder to purchase from the Company one share of Common Stock of the Company at a price (the "Purchase Price") of $30.00 per share, subject to adjustment.  The description and terms of the Rights were set forth in a Rights Agreement, dated as of July 23, 1998 (the "Original Rights Agreement"), between the Company and Computershare Trust Co., N.A. (formerly known as American Securities Transfer & Trust, Inc.), as Rights Agent (the "Rights Agent").

On July 24, 2008, the Board of Directors of the Company approved an Amended and Restated Rights Agreement between the Company and the Rights Agent dated as of July 24, 2008 (the "Amended and Restated Rights Agreement"), which extended the expiration date of the Rights from August 3, 2008 to August 3, 2018 and adjusted the Purchase Price from $30.00 to $2.00, subject to adjustment.  The other material terms of the Original Rights Agreement remain unchanged in the Amended and Restated Rights Agreement.  The following is a summary of the terms of the Amended and Restated Rights Agreement, as currently in effect.

Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding Common Stock or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding Common Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate.

The Amended and Restated Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Stock.  Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuance of Common Stock will contain a notation incorporating the Amended and Restated Rights Agreement by reference.  Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Stock outstanding as of the Record Date, even without such notation or a copy of any Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate.  As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date.  The Rights will expire on August 3, 2018 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

The Purchase Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the shares of Common Stock, (ii) upon the grant to holders of the shares of Common Stock of certain rights or warrants to subscribe for or purchase shares of Common Stock at a price, or securities convertible into shares of Common Stock with a conversion price, less than the then-current market price of the Common Stock or (iii) upon the distribution to holders of the shares of Common Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Common Stock) or of subscription rights or warrants (other than those referred to above)

The number of outstanding Rights and the number of shares of Common Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

If the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.  If any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Common Stock having a market value of two times the exercise price of the Right.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.  No fractional shares of Common Stock will be issued and in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading day prior to the date of exercise.

At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding shares of Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment).

At any time prior to the earlier to occur of the Distribution Date or the Final Expiration Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.0001 per Right (the "Redemption Price").  The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors in its sole discretion may establish.  Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

A copy of the Amended and Restated Rights Agreement, as amended and restated, is being filed with the Securities and Exchange Commission as an Exhibit to this Current Report on Form 8-K.  A copy of the Amended and Restated Rights Agreement is available free of charge from the Company.  This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Rights Agreement, which is hereby incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
4.1	Amended and Restated Rights Agreement, dated as of July 31, 2008, between Synthetech, Inc. and Computershare Trust Co., N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           August 4, 2008

By:	/s/ Gary Weber
Gary Weber
Vice President of Finance,
Chief Financial Officer